UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2015 (July 28, 2015)

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior ABL Credit Facility

On July 28, 2015, Univar Inc., and, certain of its subsidiaries, as borrowers, entered into an ABL credit agreement pursuant to which Bank of America N.A. and the other lenders agreed to provide for a five-year senior secured ABL credit facility in an aggregate amount of $1.3 billion, and a three-year senior secured ABL term loan facility in an aggregate principal amount of $100 million (collectively, the “New Senior ABL Facility”). The maximum amount available to borrow under the New Senior ABL Facility would be determined by the amount of eligible inventory, accounts receivable, and cash of Univar Inc. and certain of its subsidiaries.

The New Senior ABL Facility is secured by (i) a first priority lien on the borrowers’ accounts receivable and inventory, and (ii) a second priority lien on substantially all other assets of these parties in each case subject to various limitations and exceptions.

The interest rates applicable to the loans under the New Senior ABL Facility will be based on, at the borrower’s option, (i) with respect to Initial Term Loans under the New Senior ABL Facility, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin ranging from 1.50% to 3.00% and (ii) with respect to the U.S. and Canadian Revolving Loans under the New Senior ABL Facility, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin ranging from 0.25% to 1.75%. The applicable margin will be adjusted after the completion of each full fiscal quarter based upon the pricing grid in the New Senior ABL Facility.

The New Senior ABL Facility contains a number of customary affirmative and negative covenants that are substantially similar to those set forth in the New Senior Term Facilities entered into on July 1, 2015. The New Senior ABL Facility contains customary events of default that are substantially identical to those set forth in the New Senior Term Facilities.

The foregoing summary of the New Senior ABL Facility does not purport to be complete and is qualified in its entirety by reference to the complete terms of the ABL Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Univar Inc., as a borrower, and, certain of its subsidiaries, entered into a Second Amended and Restated ABL Credit Agreement, dated as of March 25, 2013 (as amended prior to the date hereof, the “Existing ABL Credit Agreement”). In connection with and substantially concurrently with the effectiveness of the New Senior ABL Facility, the borrowers repaid in full all amounts outstanding under the Existing ABL Credit Agreement and terminated all commitments thereunder.

Item 8.01	Other Events

Attached as Exhibit 99.1 and incorporated by reference herein is a copy of Univar Inc.’s press release dated July 29, 2015 announcing the closing of the New Senior ABL Facility.

The information in this Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	ABL Credit Agreement, dated as of July 28, 2015 between Univar Inc. and certain of its subsidiaries, the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

10.2	ABL Collateral Agreement, dated as of July 28, 2015, made by Univar Inc., Univar USA Inc. and the guarantors listed on the signature pages thereto in favor of Bank of America, N.A, as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.3	Notice and Confirmation of Grant of Security Interest in Copyrights, dated July 28, 2015, made by Univar USA Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.4	Notice and Confirmation of Grant of Security Interest in Trademarks, dated July 28, 2015, made by Univar USA Inc., Magnablend, Inc. and ChemPoint.com Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.5	Notice and Confirmation of Grant of Security Interest in Patents, dated July 28, 2015, made by Magnablend, Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

99.1	Press release dated July 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2015	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	ABL Credit Agreement, dated as of July 28, 2015 between Univar Inc. and certain of its subsidiaries, the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

10.2	ABL Collateral Agreement, dated as of July 28, 2015, made by Univar Inc., Univar USA Inc. and the guarantors listed on the signature pages thereto in favor of Bank of America, N.A, as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.3	Notice and Confirmation of Grant of Security Interest in Copyrights, dated July 28, 2015, made by Univar USA Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.4	Notice and Confirmation of Grant of Security Interest in Trademarks, dated July 28, 2015, made by Univar USA Inc., Magnablend, Inc. and ChemPoint.com Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.5	Notice and Confirmation of Grant of Security Interest in Patents, dated July 28, 2015, made by Magnablend, Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

99.1	Press release dated July 29, 2015.